Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On January 31, 2025 (the “Closing Date”), Crescent Energy Company (“Crescent”) completed its acquisition of all of the issued and outstanding securities of Ridgemar (Eagle Ford) LLC (“Ridgemar EF” and such transaction, the “Ridgemar Acquisition”) pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated December 3, 2024, by and among Crescent Energy Finance LLC (the “Purchaser”), Crescent, Ridgemar Energy Operating, LLC (the “Seller”) and Ridgemar EF.
Pursuant to the Purchase Agreement, the Seller received aggregate consideration, before customary purchase price adjustments, consisting of (i) $830.0 million in cash (the “Cash Consideration”), and (ii) 5,454,546 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) of Crescent (the “Stock Consideration). Up to $170.0 million in earn-out consideration (the “Contingent Consideration”) may also be paid by Crescent quarterly in fiscal years 2026 and 2027 based on the quarterly NYMEX WTI price of crude oil in fiscal years 2026 and 2027, subject to customary purchase price adjustments set forth in the Purchase Agreement.
The assets and liabilities of Ridgemar EF represent substantially all of the key operating assets of Ridgemar Energy Management, LLC (“Ridgemar”). The unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared from the respective historical consolidated statements of operations of Crescent and Ridgemar, adjusted to give effect to the Ridgemar Acquisition and the SilverBow Merger. The unaudited pro forma condensed combined balance sheet as of December 31, 2024 (the “pro forma balance sheet”) gives effect to the Ridgemar Acquisition as if it had occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 (the “pro forma statement of operations”) gives effect to the Ridgemar Acquisition and the SilverBow Merger as if each had occurred on January 1, 2024. The pro forma financial statements contain certain reclassification adjustments to conform Ridgemar's historical financial statement presentation with Crescent’s historical financial statement presentation.
The following pro forma financial statements are based on, and should be read in conjunction with:
•the historical audited consolidated financial statements of Crescent for the year ended December 31, 2024, and the related notes thereto;
•the historical audited consolidated financial statements of Ridgemar for the year ended December 31, 2024, and the related notes thereto;
•the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 included as Exhibit 99.1 in Crescent's Current Report on Form 8-K dated April 2, 2025; and
•the “Management’s discussion and analysis of financial condition and results of operations” and the “Risk factors” and other cautionary statements included in Crescent’s Annual Report on Form 10-K.
The pro forma financial statements were derived by making certain transaction accounting adjustments to the historical statements of operations noted above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Ridgemar Acquisition may differ from the adjustments made to the pro forma financial statements. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects for the period presented as if the Ridgemar Acquisition had been consummated earlier, and that all adjustments necessary to fairly present the pro forma financial statements have been made. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.
The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. Crescent estimated the fair value of Ridgemar EF’s assets and liabilities based on discussions with Ridgemar EF’s management, preliminary valuation studies, and due diligence conducted. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the pro forma financial statements. The final purchase price allocation may be materially different than that reflected in the preliminary pro forma purchase price allocation presented herein.
The pro forma financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the operating results that Crescent would have achieved if the Purchase Agreement had been entered into and the Ridgemar Acquisition had taken place on the assumed dates. The pro forma financial statements do not reflect future events that may occur after the consummation of the Ridgemar Acquisition, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that Crescent may achieve with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma financial statements and should not be relied on as an indication of the future results of Crescent.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2024
(in thousands)

	Crescent (Historical)	Ridgemar As Adjusted (See Note 3)	Ridgemar Acquisition Adjustments		Crescent Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$132,818	$18,153	$(103,867)	(a)	$28,951
			(18,153)	(b)
Restricted cash	5,490	—	—		5,490
Accounts receivable, net	535,416	82,270	(81,033)	(b)	536,653
Accounts receivable – affiliates	6,856	—	—		6,856
Derivative assets – current	53,273	—	—		53,273
Prepaid expenses and other current assets	54,235	1,114	(1,114)	(b)	54,235
Total current assets	788,088	101,537	(204,167)		685,458
Property, plant and equipment:
Oil and natural gas properties
Proved	11,471,299	973,400	17,296	(c)	12,461,995
Unproved	374,306	33,580	(33,580)	(c)	374,306
Oil and natural gas properties	11,845,605	1,006,980	(16,284)		12,836,301
Field and other property and equipment	226,871	1,368	1,734	(c)	229,973
Total property, plant and equipment	12,072,476	1,008,348	(14,550)		13,066,274
Less: accumulated depreciation, depletion, amortization and impairment	(3,927,422)	(123,807)	123,807	(c)	(3,927,422)
Property, plant and equipment, net	8,145,054	884,541	109,257		9,138,852
Derivative assets – noncurrent	6,684	—	—		6,684
Investments in equity affiliates	13,810	—	—		13,810
Other assets	207,013	1,878	(1,878)	(b)	207,013
TOTAL ASSETS	$9,160,649	$987,956	$(96,788)		$10,051,817

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$740,452	$112,269	$(103,953)	(b)	$748,768
Accounts payable – affiliates	18,334	—	—		18,334
Derivative liabilities – current	2,698	—	—		2,698
Financing lease obligations – current	3,625	—	—		3,625
Other current liabilities	62,254	686	(113)	(b)	62,827
Total current liabilities	827,363	112,955	(104,066)		836,252
Long-term debt	3,049,255	276,966	725,000	(d)	3,774,255
			(276,966)	(b)
Derivative liabilities – noncurrent	37,732	—	51,746	(e)	89,478
Asset retirement obligations	448,945	13,165	9,690	(f)	471,800
Deferred tax liability	370,329	—	—		370,329
Financing lease obligations – noncurrent	3,526	—	—		3,526
Other liabilities	55,539	1,008	(475)	(b)	56,072
Total liabilities	4,792,689	404,094	404,929		5,601,712
Redeemable noncontrolling interests	1,228,329	—	(4,449)	(g)	1,223,880
Equity:
Class A common stock	19	—	1	(g)	20
Class B common stock	7	—	—		7
Preferred stock	—	—	—		—
Treasury stock, at cost	(32,430)	—	—		(32,430)
Additional paid-in capital	3,227,450	—	88,619	(g)	3,316,069
Accumulated deficit	(64,751)	—	(2,026)	(h)	(66,777)
Noncontrolling interests	9,336	—	—		9,336
Members' equity	—	583,862	(583,862)	(i)	—
Total equity	3,139,631	583,862	(497,268)		3,226,225
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$9,160,649	$987,956	$(96,788)		$10,051,817
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(in thousands, except per share data)

	Crescent Pro Forma Combined Prior to Ridgemar Acquisition	Ridgemar As Adjusted (See Note 3)	Ridgemar Acquisition Adjustments		Crescent Pro Forma Combined
Revenues:
Oil	$2,535,967	$418,891	$—		$2,954,858
Natural gas	462,152	4,839	—		466,991
Natural gas liquids	402,251	12,109	—		414,360
Midstream and other	134,254	—	—		134,254
Total revenues	3,534,624	435,839	—		3,970,463
Expenses:
Lease operating expense	605,939	55,792	—		661,731
Workover expense	63,470	9,842	—		73,312
Asset operating expense	103,220	—	—		103,220
Gathering, transportation and marketing	395,863	8,419	—		404,282
Production and other taxes	200,943	26,553	—		227,496
Depreciation, depletion and amortization	1,037,594	90,877	(12,877)	(a)	1,115,594
Impairment of oil and natural gas properties	161,542	—	—		161,542
Exploration expense	16,591	—	—		16,591
Midstream and other operating expense	110,136	—	—		110,136
General and administrative expense	423,792	5,798	3,805	(b)	433,395
(Gain) loss on sale of assets	(29,430)	—	—		(29,430)
Total expenses	3,089,660	197,281	(9,072)		3,277,869
Income (loss) from operations	444,964	238,558	9,072		692,594
Other income (expense):
Gain (loss) on derivatives	(106,308)	11,200	(11,200)	(c)	(106,308)
Interest expense	(289,418)	(26,682)	(57,559)	(d)	(346,977)
			26,682	(e)
Loss from extinguishment of debt	(59,095)	—	—		(59,095)
Other income (expense)	1,868	1,447	—		3,315
Income (loss) from equity affiliates	729	—	—		729
Total other income (expense)	(452,224)	(14,035)	(42,077)		(508,336)
Income (loss) before taxes	(7,260)	224,523	(33,005)		184,258
Income tax benefit (expense)	5,780	—	(29,857)	(f)	(24,077)
Net income (loss)	(1,480)	224,523	(62,862)		160,181
Less: net income attributable to noncontrolling interests	1,215	—	—		1,215
Less: net (income) loss attributable to redeemable noncontrolling interests	(22,261)	—	(57,319)	(g)	(79,580)
Net income (loss) attributable to Crescent Energy	$(22,526)	$224,523	$(120,181)		$81,816
Net loss per share:
Class A common stock – basic	$(0.14)				$0.49	(h)
Class A common stock – diluted	$(0.14)				$0.49	(h)
Class B common stock – basic and diluted	$—				$—
Weighted average common shares outstanding:
Class A common stock – basic	160,947				166,401	(h)
Class A common stock – diluted	160,947				166,401	(h)
Class B common stock – basic and diluted	70,519				70,519
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to unaudited pro forma condensed combined statement of operations
NOTE 1 – Basis of pro forma presentation
The pro forma financial statements have been derived from the historical financial statements of Crescent and Ridgemar. Additionally, the pro forma statement of operations for the year ended December 31, 2024 has been derived from certain pro forma financial statements included in Crescent’s Current Report on Form 8-K dated April 2, 2025. The pro forma balance sheet gives effect to the Ridgemar Acquisition as if it had occurred on December 31, 2024. The pro forma statement of operations gives effect to the Ridgemar Acquisition and the SilverBow Merger as if each had occurred on January 1, 2024.
The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in this pro forma financial statements. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The pro forma financial statements do not purport to represent what the combined entity’s results of operations would have been if the Ridgemar Acquisition had actually occurred on the date indicated above, nor are they indicative of Crescent’s future results of operations.
These pro forma financial statements should be read in conjunction with the historical financial statements, and related notes thereto, of Crescent and Ridgemar for the period presented.
NOTE 2 – Pro forma purchase price allocation
The Ridgemar Acquisition was accounted for as an asset acquisition. The allocation of the preliminary estimated purchase price for Ridgemar EF is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the Closing Date using currently available information. Because the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Crescent’s financial position and results of operations may differ significantly from the pro forma amounts included in this Current Report on Form 8-K/A. The Cash Consideration was funded through cash on hand and borrowings under Crescent's Revolving Credit Facility.
The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to:
•changes in the estimated fair value of Ridgemar EF’s assets acquired and liabilities assumed as of the Closing Date of the Ridgemar Acquisition;
•the tax basis of Ridgemar EF’s assets and liabilities as of the Closing Date; and
•certain of the factors described in “Risk Factors” included within Crescent’s Annual Report on Form 10-K.

The preliminary determination of consideration transferred and the fair value of assets acquired and liabilities assumed are as follows (in thousands, except exchange ratio, share, and per share data):

Consideration transferred:
Equity consideration:
Shares of Crescent Class A Common Stock issued	5,454,546
Closing price of Crescent Class A Common Stock on January 31, 2025	$15.06
Fair value of Crescent Class A Common Stock issued	$82,145
Cash consideration	810,797
Fair value of derivative earnout consideration	51,746
Transaction costs capitalized	18,070
Consideration transferred	$962,758
Assets acquired:
Accounts receivable	$1,237
Oil and natural gas properties - proved	990,696
Oil and natural gas properties - unproved	—
Field and other property and equipment	3,102
Total assets acquired	995,035
Liabilities assumed:
Accounts payable and accrued liabilities	(8,316)
Other liabilities - current	(573)
Asset retirement obligations	(22,855)
Other liabilities - noncurrent	(533)
Total liabilities assumed	(32,277)
Net assets acquired	$962,758
NOTE 3 – Adjustments to Ridgemar’s historical financial statements
Pro forma balance sheet adjustments as of December 31, 2024
Certain reclassification adjustments were made to Ridgemar’s historical balance sheet in order to conform with Crescent’s financial statement presentation. A reconciliation of amounts derived and presented as "Ridgemar As Adjusted" within the pro forma balance sheet as of December 31, 2024 is as follows (in thousands):

	Ridgemar (Historical)	Ridgemar Reclassification Adjustments	Ridgemar As Adjusted
Current assets:
Cash and cash equivalents	$18,153	$—	$18,153
Accounts receivable - oil and gas sales	61,774	(61,774)	—
Accounts receivable - joint interest billing and other	20,496	(20,496)	—
Accounts receivable, net	—	82,270	82,270
Prepaid expenses	1,114	(1,114)	—
Prepaid expenses and other current assets	—	1,114	1,114
Total current assets	101,537	—	101,537
Property, plant and equipment:
Oil and gas properties (successful efforts method)	1,006,980	(1,006,980)	—
Proved oil and natural gas properties	—	973,400	973,400
Unproved oil and natural gas properties	—	33,580	33,580
Other property and equipment	1,368	(1,368)	—
Field and other property and equipment	—	1,368	1,368
Less: accumulated depreciation, depletion, amortization and accretion	(123,807)	123,807	—
Less: accumulated depreciation, depletion, amortization and impairment	—	(123,807)	(123,807)
Total property, plant and equipment, net	884,541	—	884,541
Other assets:
Right of use assets	1,596	(1,596)	—
Other assets	282	1,596	1,878
Total other assets	1,878	—	1,878
TOTAL ASSETS:	$987,956	$—	$987,956

Current liabilities:
Accounts payable	$15,080	$(15,080)	$—
Accrued liabilities	53,198	(53,198)	—
Revenue and production taxes payable	39,810	(39,810)	—
Interest payable	4,181	(4,181)	—
Accounts payable and accrued liabilities	—	112,269	112,269
Right of use liabilities, current	686	(686)	—
Other current liabilities	—	686	686
Total current liabilities	112,955	—	112,955
Long-term liabilities:
Line of credit, net of debt issuance cost	276,966	(276,966)	—
Long-term debt	—	276,966	276,966
Right of use liabilities, net of current portion	1,008	(1,008)	—
Other liabilities	—	1,008	1,008
Asset retirement obligations	13,165	—	13,165
Total long-term liabilities	291,139	—	291,139
TOTAL LIABILITIES:	404,094	—	404,094
MEMBERS’ EQUITY	583,862	—	583,862
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$987,956	$—	$987,956
Pro forma statement of operations reclassification adjustments for the year ended December 31, 2024
Certain reclassification adjustments were made to Ridgemar's historical statement of operations in order to conform with Crescent’s financial statement presentation. A reconciliation of amounts derived and presented as

"Ridgemar As Adjusted" within the pro forma statement of operations for the year ended December 31, 2024 is as follows (in thousands):

	Ridgemar (Historical)	Ridgemar Reclassification Adjustments	Ridgemar As Adjusted
REVENUES, NET:
Oil	418,891	—	418,891
Natural gas	4,839	—	4,839
Natural gas liquids	12,109	—	12,109
Total revenues, net	435,839	—	435,839
OPERATING EXPENSES:
Lease operating	55,792	—	55,792
Workover	9,842	—	9,842
Production, ad valorem and severance tax	26,553	(26,553)	—
Production and other taxes	—	26,553	26,553
Transportation expenses	8,419	(8,419)	—
Gathering, transportation and marketing	—	8,419	8,419
Depreciation, depletion, amortization and accretion	90,877	(90,877)	—
Depreciation, depletion and amortization	—	90,877	90,877
General and administrative	5,798	—	5,798
Total operating expenses	197,281	—	197,281
INCOME FROM OPERATIONS	238,558	—	238,558
OTHER INCOME (EXPENSES):
Net gain (loss) on commodity derivatives	11,200	(11,200)	—
Gain (loss) on derivatives	—	11,200	11,200
Interest expense	(26,682)	—	(26,682)
Other income	1,447	—	1,447
Total operating expenses	(14,035)	—	(14,035)
NET INCOME	$224,523	$—	$224,523

NOTE 4 – Adjustments to the pro forma financial statements
The pro forma financial statements have been prepared to illustrate the effects of the Ridgemar Acquisition and has been prepared for informational purposes only.
The preceding pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X which requires the presentation of adjustments to account for the pro forma transactions (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to present Management Adjustments.
Pro forma balance sheet adjustments as of December 31, 2024
The adjustments included in the pro forma balance sheet as of December 31, 2024 are as follows:
(a)Reflects the use of cash on hand to fund a portion of the Cash Consideration for the Ridgemar Acquisition and related transaction costs.
(b)Reflects the elimination of historical assets and liabilities of Ridgemar that were not acquired as part of the Ridgemar Acquisition.
(c)Reflects pro forma adjustments to record the acquisition of Ridgemar EF's oil and natural gas properties.

(d)Reflects pro forma borrowings of $725.0 million under Crescent’s Revolving Credit Facility as of December 31, 2024 to fund a portion of the Cash Consideration for the Ridgemar Acquisition.
(e)Reflects the fair value of the Contingent Consideration that may be payable by Crescent quarterly in fiscal years 2026 and 2027 based on the quarterly NYMEX WTI price of crude oil in fiscal years 2026 and 2027.
(f)Reflects pro forma adjustments to record the assumption of Ridgemar EF’s asset retirement obligations.
(g)Reflects the issuance of the Stock Consideration for the Ridgemar Acquisition and the related impact on redeemable noncontrolling interests and additional paid-in capital for the change in Crescent's ownership of Crescent Energy OpCo LLC resulting from the issuance of additional shares of Crescent Class A Common Stock.
(h)Reflects pro forma adjustments to record the cumulative catch-up for compensation cost related to the change in estimate for the target shares underlying Crescent's Manager Incentive Plan resulting from the issuance of the Stock Consideration for the Ridgemar Acquisition.
(i)Reflects the elimination of Ridgemar’s historical members’ equity.
Pro forma statement of operations adjustments for the year ended December 31, 2024
The adjustments included in the pro forma statement of operations for the year ended December 31, 2024 are as follows:
(a)Reflects pro forma depletion expense and accretion expense calculated in accordance with the successful efforts method of accounting for oil and gas properties.
(b)Reflects the impact on general and administrative expense related to increases in Crescent's Management Fee and the Management Incentive Plan related to the issuance of additional shares of Crescent Class A Common Stock.
(c)Reflects the elimination of Ridgemar’s historical gain on derivatives related to Ridgemar’s commodity derivatives that were settled prior to, and not part of, the Ridgemar Acquisition.
(d)Reflects the pro forma interest expense related to pro forma borrowings of $725.0 million as of December 31, 2024 under Crescent’s Revolving Credit Facility to fund a portion of the Cash Consideration for Ridgemar Acquisition.
(e)Reflects the elimination of historical interest expense related to Ridgemar’s credit facility that was not assumed as part of the Ridgemar Acquisition.
(f)Reflects the income tax effect of the pro forma adjustments presented. The tax rates applied to the pro forma adjustments for the year ended December 31, 2024 was the estimated combined federal and state statutory rate, after the effect of noncontrolling interests, of 15.6%. The effective rate of Crescent could be significantly different (either higher or lower) depending on a variety of factors.
(g)Reflects the impact of the allocation of net income attributable to redeemable noncontrolling interests related to the change in Crescent's ownership of Crescent Energy OpCo LLC resulting from the issuance of additional shares of Crescent Class A Common Stock.
(h)Reflects the impact of the allocation of net income attributable to Crescent and the issuance of additional shares of Crescent Class A Common Stock on the computation of basic and diluted net income (loss) per share.

NOTE 5 – Supplemental unaudited pro forma oil and natural gas reserves information
Oil and natural gas reserves
The following tables present the estimated unaudited pro forma net proved developed and undeveloped oil, natural gas, and NGL reserves information as of December 31, 2024 for Crescent's consolidated operations, along with a summary of changes in quantities of net remaining proved reserves for the year ended December 31, 2024. Crescent's equity affiliates had no proved oil, natural gas, and NGL reserves as of December 31, 2024 and 2023. The disclosures below are derived from “Oil and natural gas reserves” for the year ended December 31, 2024 reported in Crescent’s Current Report on Form 8-K dated April 2, 2025 and Ridgemar’s annual financial statements included elsewhere within this Current Report on Form 8-K/A. The estimates below are in certain instances presented on a “barrels of oil equivalent or “Boe” basis. To determine Boe in the following tables, natural gas is converted to a crude oil equivalent at the ratio of six Mcf of natural gas to one barrel of crude oil equivalent.
The unaudited pro forma oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Ridgemar Acquisition been completed on January 1, 2024 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in Crescent’s Annual Report on Form 10-K.
The unaudited pro forma net proved developed and undeveloped oil, natural gas, and NGL reserves as of December 31, 2024 and 2023 and the changes in the pro forma quantities of net remaining proved reserves for the year ended December 31, 2024 are as follows:

	Oil and Condensate (MBbls)
	Crescent Pro Forma Combined Prior to Ridgemar Acquisition	Ridgemar (Historical)	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	345,423	44,506	389,929
Revisions of previous estimates	(36,304)	(485)	(36,789)
Extensions, discoveries, and other additions	16,626	20,719	37,345
Sales of reserves in place	(3,344)	—	(3,344)
Purchases of reserves in place	10,461	940	11,401
Production	(35,172)	(5,474)	(40,646)
December 31, 2024	297,690	60,206	357,896

Proved Developed Reserves as of:
December 31, 2023	217,284	32,790	250,074
December 31, 2024	193,611	37,975	231,586

Proved Undeveloped Reserves as of:
December 31, 2023	128,139	11,716	139,855
December 31, 2024	104,079	22,231	126,310

	Natural Gas (MMcf)
	Crescent Pro Forma Combined Prior to Ridgemar Acquisition	Ridgemar (Historical)	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	2,854,355	59,252	2,913,607
Revisions of previous estimates	(1,083,849)	(16,086)	(1,099,935)
Extensions, discoveries, and other additions	70,632	24,189	94,821
Sales of reserves in place	(5,318)	—	(5,318)
Purchases of reserves in place	5,270	4,139	9,409
Production	(246,031)	(4,421)	(250,452)
December 31, 2024	1,595,059	67,073	1,662,132

Proved Developed Reserves as of:
December 31, 2023	1,768,653	44,525	1,813,178
December 31, 2024	1,342,718	41,111	1,383,829

Proved Undeveloped Reserves as of:
December 31, 2023	1,085,702	14,727	1,100,429
December 31, 2024	252,341	25,962	278,303

	NGLs (MBbls)
	Crescent Pro Forma Combined Prior to Ridgemar Acquisition	Ridgemar (Historical)	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	172,868	10,531	183,399
Revisions of previous estimates	(21,008)	(2,544)	(23,552)
Extensions, discoveries, and other additions	10,604	4,409	15,013
Sales of reserves in place	(767)	—	(767)
Purchases of reserves in place	1,083	458	1,541
Production	(17,064)	(801)	(17,865)
December 31, 2024	145,716	12,053	157,769

Proved Developed Reserves as of:
December 31, 2023	126,018	7,767	133,785
December 31, 2024	109,223	7,380	116,603

Proved Undeveloped Reserves as of:
December 31, 2023	46,850	2,764	49,614
December 31, 2024	36,493	4,673	41,166

	Total (MBoe)
	Crescent Pro Forma Combined Prior to Ridgemar Acquisition	Ridgemar (Historical)	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	994,016	64,912	1,058,928
Revisions of previous estimates	(237,950)	(5,710)	(243,660)
Extensions, discoveries, and other additions	39,002	29,160	68,162
Sales of reserves in place	(4,998)	—	(4,998)
Purchases of reserves in place	12,422	2,088	14,510
Production	(93,241)	(7,012)	(100,253)
December 31, 2024	709,251	83,438	792,689

Proved Developed Reserves as of:
December 31, 2023	638,078	47,977	686,055
December 31, 2024	526,622	52,207	578,829

Proved Undeveloped Reserves as of:
December 31, 2023	355,938	16,935	372,873
December 31, 2024	182,629	31,231	213,860
Standardized measure of discounted future net cash flows
The following table presents the estimated unaudited pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) at December 31, 2024. The pro forma standardized measure information set forth below gives effect to the Ridgemar Acquisition as if they had been completed on January 1, 2024. The Ridgemar Acquisition Adjustments reflect adjustments related to the tax effects resulting from the Ridgemar Acquisition. The disclosures below are derived from the “Standardized measure of discounted future net cash flows” for the year ended December 31, 2024 reported in Crescent’s Current Report on Form 8-K dated April 2, 2025 and Ridgemar’s annual financial statements included elsewhere within this Current Report on Form 8-K/A. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the historical financial statements included in Crescent’s Annual Report on Form 10-K. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2024.
The pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Ridgemar Acquisition been completed on January 1, 2024 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in Crescent’s Annual Reports on Form 10-K.

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2024 is as follows:

	(in thousands)
	Crescent Pro Forma Combined Prior to Ridgemar Acquisition	Ridgemar (Historical)	Ridgemar Acquisition Adjustments (Pro Forma)	Crescent Pro Forma Combined
Future cash inflows	$27,890,094	$4,974,150	$—	$32,864,244
Future production costs	(12,981,064)	(1,713,905)	—	(14,694,969)
Future development costs (1)	(3,801,466)	(604,803)	—	(4,406,269)
Future income taxes	(1,055,147)	(26,115)	(226,135)	(1,307,397)
Future net cash flows	$10,052,417	$2,629,327	$(226,135)	$12,455,609
Annual discount of 10% for estimated timing	(4,348,722)	(1,102,801)	94,846	(5,356,677)
Standardized measure of discounted future net cash flows as of December 31, 2024	$5,703,695	$1,526,526	$(131,289)	$7,098,932
______________
(1)Future development costs include future abandonment and salvage costs.
Changes in standardized measure
The disclosures below are derived from the “Changes in standardized measure” for the year ended December 31, 2024 reported in Crescent’s Current Report on Form 8-K dated April 2, 2025 and Ridgemar’s annual financial statements included elsewhere within this Current Report on Form 8-K/A. The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2024 are as follows:

	(in thousands)
	Crescent Pro Forma Combined Prior to Ridgemar Acquisition	Ridgemar (Historical)	Ridgemar Acquisition Adjustments (Pro Forma)	Crescent Pro Forma Combined
Balance at December 31, 2023	$7,608,624	$1,182,071	$(101,664)	$8,689,031
Net change in prices and production costs	(138,029)	61,545	—	(76,484)
Net change in future development costs	4,801	29,065	—	33,866
Sales and transfers of oil and natural gas produced, net of production expenses	(2,117,361)	(335,233)	—	(2,452,594)
Extensions, discoveries, additions and improved recovery, net of related costs	318,421	407,572	—	725,993
Purchases of reserves in place	213,881	16,721	—	230,602
Sales of reserves in place	(70,549)	—	—	(70,549)
Revisions of previous quantity estimates	(1,206,717)	(67,045)	—	(1,273,762)
Previously estimated development costs incurred	649,287	136,717	—	786,004
Net change in taxes	(329,561)	(3,553)	(19,459)	(352,573)
Accretion of discount	691,913	119,348	(10,166)	801,095
Changes in timing and other	78,985	(20,682)	—	58,303
Balance at December 31, 2024	$5,703,695	$1,526,526	$(131,289)	$7,098,932